UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2016

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Shareholders of Avista Corp. was held on May 12, 2016. Five proposals were submitted to shareholders as disclosed in Avista Corp.'s Definitive Proxy Statement filed on March 31, 2016, four of which were approved. There were 62,726,621 shares of common stock issued and outstanding as of March 11, 2016, the proxy record date, with 56,709,126 shares represented at said meeting. The proposals and the results of the voting are as follows:

Proposal 1: Election of ten directors, for one-year terms expiring in 2017.

Director	For	Against	Abstain	Broker Non-Votes
Erik J. Anderson	46,289,110	520,208	219,202	9,680,606
Kristianne Blake	46,437,363	394,143	197,014	9,680,606
Donald C. Burke	46,620,296	202,502	205,722	9,680,606
John. F. Kelly	43,871,460	2,959,289	197,771	9,680,606
Rebecca A. Klein	46,562,419	272,332	193,769	9,680,606
Scott L. Morris	45,574,739	1,251,678	202,103	9,680,606
Marc F. Racicot	46,399,438	432,771	196,311	9,680,606
Heidi B. Stanley	46,554,733	287,770	186,017	9,680,606
R. John Taylor	46,253,766	574,258	200,496	9,680,606
Janet D. Widmann	46,447,886	368,379	212,255	9,680,606

All directors were elected for one-year terms expiring as of the date of the 2017 Annual Meeting of Shareholders as the number of votes cast “for” each nominee exceeded the number of votes “against.” Abstentions and broker non-votes had no effect on the election.

Proposal 2: Amendment of the Company's Restated Articles of Incorporation (Articles) to reduce certain shareholder approval requirements. This proposal would have reduced the voting requirements for certain amendments to the Articles and transactions with an “Interested Shareholder” (as defined in the Articles) to the holders of the majority of the outstanding shares of common stock (from the current 80 percent requirement contained in the Articles).

For	Against	Abstain	Broker Non-Votes
45,323,657	1,294,701	410,162	9,680,606

This proposal was not approved as it did not receive the affirmative vote of the holders of 80 percent of the issued and outstanding shares of Avista Corp. common stock. Abstentions and broker non-votes had the same effect as negative votes.

Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2016.

For	Against	Abstain	Broker Non-Votes
55,681,160	737,653	290,313	N/A

This proposal was approved as the number of votes cast “for” exceeded the number of votes “against.” Abstentions had no effect on the outcome.

Proposal 4: Advisory (non-binding) vote on executive compensation.

For	Against	Abstain	Broker Non-Votes
44,645,507	1,825,508	557,505	9,680,606

This advisory (non-binding) resolution was approved as the number of votes cast “for” exceeded the number of votes “against.” Abstentions and broker non-votes had no effect on the outcome.

Proposal 5: Shareholder proposal requesting that the Board of Directors (Board) take the necessary steps to eliminate each voting requirement in the Company's charter and bylaws that call for a greater than simple majority vote, and replace them with a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. This proposal is similar to proposal 2 above; except that it is not itself a proposed amendment to the Articles, but only a request that the Board take the necessary steps to obtain the necessary shareholder approval for such an amendment and that the Board authorize the expenditure of up to $10,000 or more in soliciting such approval.

For	Against	Abstain	Broker Non-Votes
25,350,694	21,006,106	671,720	9,680,606

This proposal was approved as the number of votes cast “for” exceeded the number of votes “against.” Abstentions and broker non-votes had no effect on the outcome.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	May 18, 2016	/s/ Marian M. Durkin
Marian M. Durkin
Senior Vice President, General Counsel,
Corporate Secretary and Chief Compliance Officer